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                                                                  EXHIBIT 3.1(C)

                               STATE OF MARYLAND
                                                                          630766
                              STATE DEPARTMENT OF
                           ASSESSMENTS AND TAXATION
              301 West Preston Street, Baltimore, Maryland 21201


                                                              DATE: MAY 11, 1998


  THIS IS TO ADVISE YOU THAT THE ARTICLES SUPPLEMENTARY FOR IMPAC COMMERCIAL HOLDINGS, INC. WERE RECEIVED AND APPROVED FOR RECORD ON MAY 8, 1998 AT 10:54 AM.

FEE PAID:    78.00


[STATE SEAL OF MARYLAND]
                                                                 HARRY J. NOONAN
                                                              CHARTER SPECIALIST

AT5-081
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                        IMPAC COMMERCIAL HOLDINGS, INC.
                        -------------------------------

                            ARTICLES SUPPLEMENTARY

          Impac Commercial Holdings, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST:  Under a power contained in Article IX of the charter of the
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Corporation (the "Charter"), the Board of Directors of the Corporation (the
"Board of Directors"), by unanimous written consent dated May 7, 1998, reclassified and designated 1,000,000 shares (the "Shares") of Class A Convertible Preferred Stock (as defined in the Charter) as shares of Preferred Stock (as defined in the Charter), with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as set forth in the Charter.

          SECOND:  The Shares have been reclassified and designated by the Board
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of Directors under the authority contained in the Charter.

          THIRD:  These Articles Supplementary have been approved by the Board
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of Directors in the manner and by the vote required by law.

          FOURTH:  The undersigned President of the Corporation acknowledges
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these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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          IN WITNESS WHEREOF, the Corporation has caused these Articles
Supplementary to be executed under seal in its name and on its behalf by its President and attested to by its Secretary on this 7th of May, 1998.

ATTEST:                           IMPAC COMMERCIAL HOLDINGS, INC.

/s/ Richard J. Johnson            By: /s/ William S. Ashmore (SEAL)
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Richard J. Johnson                    William S. Ashmore
Secretary                             President